                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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                                               DISTRIBUTIONS IN DOLLARS
                             PRIOR                                                   CUMULATIVE            CURRENT
            ORIGINAL       PRINCIPAL                                    REALIZED      REALIZED  DEFERRED  PRINCIPAL
  CLASS    FACE VALUE       BALANCE        INTEREST       PRINCIPAL       TOTAL        LOSSES    LOSSES   INTEREST     BALANCE
------------------------------------------------------------------------------------------------------------------------------------

BONDS     300,000,000.00  287,781,756.72  1,417,098.44  4,764,157.93   6,181,256.37     0.00      0.00      0.00     283,017,598.79

------------------------------------------------------------------------------------------------------------------------------------
TOTALS    300,000,000.00  287,781,756.72  1,417,098.44  4,764,157.93   6,181,256.37     0.00      0.00      0.00     283,017,598.79
------------------------------------------------------------------------------------------------------------------------------------




Maximum Bond Interest Rate                                                                                            13.50000%
Available Funds Interest Rate                                                                                          8.70763%
Bond Interest Rate                                                                                                     5.71844%






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                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                PASS-THROUGH
                              PRIOR                                                CURRENT                RATES
                            PRINCIPAL                                             PRINCIPAL
  CLASS        CUSIP         BALANCE      INTEREST     PRINCIPAL     TOTAL         BALANCE        CURRENT      NEXT
------------------------------------------------------------------------------------------------------------------------------------

  BONDS      66987XAA3        959.27      4.723661     15.880526    20.604188       943.39       5.718440%   5.663750%




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Seller:                   NovaStar Financial, Inc.
Servicer:                 NovaStar Mortgage Corporation
Record Date:              September 30, 1998
Distribution Date:        September 25, 1998
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
                                                                     Page 1 of 2

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

-------------------------------------------------------------------------------------------------------------------------

Distribution Date:        September 25, 1998
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Aggregate Collections From the Mortgage Loans
--------------------------------------------------------------------------------

Total Collection on Pool                                            6,344,058.49
Total Servicer Advances                                                     0.00
Total Compensating Interest                                                 0.00
--------------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                               0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                              0.00

Current Period Insured Payments Paid by Insurer                                                                        0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                              0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                      294,254,080.57
Aggregate Ending Principal Balance of Mortgage Loans                                                         290,411,192.70

Required Subordination Amount                                                                                 15,454,546.00
Current Subordination Amount                                                                                   7,393,593.91
Subordination Increase Amount                                                                                    921,270.06
Subordination Reduction Amount                                                                                         0.00
Net Monthly Excess Cashflow                                                                                            0.00
Unpaid Accrued Interest                                                                                                0.00
Current Realized Loss on Mortgage Loans                                                                                0.00
Aggregate Realized Loss on Mortgage Loans                                                                              0.00

Weighted Average Net Mortgage Rate                                                                               9.47111931%


------------------------------------------------------------------------------------------
DELINQUENCY                 DELINQUENT   DELINQUENT   DELINQUENT    LOANS IN     REO
INFORMATION                 30-59 DAYS   60-89 DAYS    90 + DAYS   FORECLOSURE  PROPERTY
------------------------------------------------------------------------------------------

PRINCIPAL BALANCE          3,831,253.68 2,626,970.57  4,702,576.86 5,207,397.03 237,537.54
NUMBER OF LOANS                      43           26            40           30          3
------------------------------------------------------------------------------------------


-----------------------------------------------------
REPURCHASE                   Current     Cumulative
INFORMATION                   Period       History
-----------------------------------------------------

PRINCIPAL BALANCE              0.00         0.00
NUMBER OF LOANS                   0            0
-----------------------------------------------------


Cumulative Loss Percentage                                                                                          0.00000%
Delinquency Percentage                                                                                              1.61928%
Rolling Delinquency Percentage                                                                                      1.52112%

Prepayment Interest Shortfalls                                                                                         0.00
Relief Act Shortfalls                                                                                                  0.00






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
                                                                     Page 2 of 2